[ LETTERHEAD DIRECT CARD SERVICES]

              AGREEMENT FOR CUSTOM PRE-PAID STORED VALUE DEBIT CARD

This Agreement is made this 21st day of February, 2005 by and between Super A Foods, Inc. (the "Merchant") on the one hand, and Direct Card Services, LLC (hereinafter "DCS"), and Del Rey Financial (hereinafter "DRF") on the other hand. Merchant desires a custom pre-paid stored value debit card co-branded with MasterCard and usable in the MasterCard network. DCS provides custom pre-paid stored value debit card programs of this type. DCS has agreed to provide Merchant with a pre-paid debit card MasterCard program and card service. Accordingly, the parties agree as follows.

1. NATURE OF STORED VALUE PROGRAM: DCS will create and provide an approved stored value debit card program ("SVP") for Merchant. The program will have as the issuing bank First Premier Bank and its processor will be Optimum Pay USA, Inc. The SVP will be a custom program for Merchant showing the MasterCard logo on the face thereof. The SVP will be a MasterCard or in lieu thereof a Maestro Card. Merchant understands that the SVP must be approved by MasterCard and the issuing bank. DRF shall assist in the creation of the SVP for marketing purposes.

2. IMPLEMENTATION FEES: Provided Merchant executes this Agreement on or before March 1, 2005, DCS will waive its normal implementation fee of $20,000 for the SVP. If this Agreement is made after March 1, 2005, Merchant agrees to pay DCS a $20,000 implementation fee at the time the SVP is submitted to the issuing bank and MasterCard for approval.

3. CARD ACTIVATION FEE AND TRANSACTION COSTS: Attached as Exhibit "A" is a schedule of fees and costs chargeable to Merchant by DCS for the SVP. Merchant may add to these fees and costs at Merchant's discretion subject to MasterCard and issuing bank approval.

4. [omitted]

5. CUSTOMER SERVICE: DCS and the issuing bank and processor will provide customer service for all bank related questions and inquiries.

6. CARD PROCESSING SERVICES PRICING PROPOSAL: As part of the SVP DCS will provide a basic online service product for the SVP in accordance with Exhibit "A." Should Merchant desire a customized online service or IVR service Merchant will be required to pay DCS a separate fee for such service.

7. TECHNOLOGY AND LOADING NETWORK: DCS will assist Merchant in creating a closed loading network for Merchant for the SVP at Merchant locations. Merchant acknowledges that its existing technology may not be compatible with the SVP network requirements. In the event that the SVP requires separate software or technology to enable the technology to work at Merchant locations Merchant agrees it will be required to pay the normal and customary technology hook up fees. If the DCS stored value program network does not work with Merchant's current point of sale system, this Agreement becomes invalid.

8. LIMITATION OF REMEDIES: DCS or Optimum Pay shall be liable for all damages or injuries directly related to the use of the DCS point of sale device or products sold therefrom.

9. EXCLUSIVITY: The Merchant agrees that during the term of this Agreement DCS shall be the sole provider of prepaid MasterCards to all its retail locations. Merchant acknowledges that this representation is material to this Agreement.

10. TERM: This Agreement shall have a term of one (1) year. This Agreement shall automatically renew for successive one (1) year terms if one or another of the parties does not give notification no later than sixty (60) days prior to the end of any term of their desire to terminate the Agreement. This Agreement shall continue on a month-to-month basis until terminated with thirty (30) days' prior written notice or Agreement renegotiation.


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11. TRANSFER OF RIGHTS OR ASSIGNMENT: Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other is first obtained. This Agreement shall be binding on any successors of the parties.

12. DISPUTE RESOLUTION: Any disputes between Merchant and DCS that cannot be resolved informally between the parties will be submitted to arbitration under the rules and regulations of the American Arbitration Association. Either party may invoke this paragraph after providing ten (10) days written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law. Dispute mediation or arbitration will be located in the county of Los Angeles, State of California. The prevailing party shall be entitled to its reasonable attorneys' fees and costs.

13. ENTIRE AGREEMENT: This Agreement is the entire agreement of the parties. It may be modified by written modification only.

14. GOVERNING LAWS: This Agreement is governed by the laws, rules and regulations of the State of California.


Merchant:                  Super A Foods, Inc.

Owner/Officer (print):      _______________________

Owner/Officer (signature):  _______________________        Dated: _____________



Direct Card Services, LLC

Representative:             _______________________        Dated: _____________


del Rey Financial, Inc.

Representative:             _______________________        Dated: _____________